UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

Banner Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	98-0446606 (I.R.S. Employer Identification No.)
902 Kings Avenue West Vancouver, British Columbia, Canada V7T 2B7 Telephone No.: (604) 926-0508 (Address and telephone number of Registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: None
Name of each exchange on which each class is to be registered: Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. q

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ý

Securities Act registration statement file number to which this form relates: 333-128586 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock (par value $.001 per share)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of our common stock is set forth under the heading "Description of Securities" in the prospectus forming part of our Registration Statement on Form SB-2 (Registration No. 333-128586) filed with the Securities and Exchange Commission on March 1, 2006 is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following exhibits to this registration statement have been or will be filed as exhibits to the registration statement and are hereby incorporated by reference herein:

No.		Exhibit Name
3.1	(1)	Articles of Incorporation
3.2	(1)	Bylaws
4.1	(1)	Specimen Stock Certificate
10.1	(1)	Property Acquisition Agreement dated February 1, 2005 between Valor Mines Inc., Banner Exploration Ltd. and the Company
10.2	(1)	Bill of Sale Absolute dated March 18, 2005 transferring the Chita claims from Chita Creek Exploration Ltd. to Banner Exploration Ltd.
10.3	(1)	Consulting Agreement dated February 1, 2005 between Blue Frontier Ventures Inc. and the Company.
99.1	(1)	Subscription Agreement
99.2	(2)	Offering Memorandum

(1)   Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on September 26, 2005.

(2)   Incorporated by reference to same exhibit filed with the Company's Form SB-2 Amendment No. 2 Registration Statement on January 18, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 18, 2006	Banner Resources Inc. By: /s/ Jamie H. Disher Jamie H. Disher Director